UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2012

Outdoor Channel Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17287	33-0074499
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

43445 Business Park Drive, Suite 103, Temecula, California		92590
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	951.699.6991

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, Outdoor Channel Holdings, Inc. (the "Company") issued press releases announcing the appointment of Thomas D. Allen to the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer and the appointment of Catherine C. Lee to the position of Executive Vice President, General Counsel and Corporate Secretary, effective February 1, 2012. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

As a result of Mr. Hornish's promotion to President and Chief Executive Officer, previously disclosed on the Form 8-K filed with the Securities and Exchange Commission on January 26, 2012, Mr. Hornish will resign as the Chief Operating Officer, General Counsel and Corporate Secretary effective February 1, 2012.

Thomas D. Allen, 59, has served as our Executive Vice President and Chief Financial Officer since July 2010. He previously co-founded and served as the Executive Vice President and Chief Financial Officer of ACME Communications, Inc., a television broadcast company, from its inception in 1997 through July 2010. From 1993 to 1996, Mr. Allen served as the Chief Operating Officer for U.S. operations and the Chief Financial Officer for Virgin Interactive Entertainment, Inc., an entertainment software publisher and developer. Mr. Allen serves on the Board of ACME Communications, Inc. Mr. Allen received a B.S. in business from the University of Southern California, Los Angeles and is a C.P.A.

There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Allen and Outdoor Channel Holdings or any of its subsidiaries, other than compensation in connection with his employment as described herein, in the 8-K previously filed with the Securities and Exchange Commission on December 15, 2011 and in the Company’s proxy statement filed with the Securities and Exchange Commission on April 21, 2011.

The terms of Mr. Allen’s new compensation arrangement in his capacity as Executive Vice President, Chief Operating Officer and Chief Financial Officer are not yet available. The Company will file an amendment to this Form 8-K disclosing the material terms of his compensation arrangement when they become available.

In connection with her appointment as the Company's Executive Vice President, General Counsel and Corporate Secretary, the Company entered into an Employment Agreement with Ms. Lee on February 1, 2012 (the "Employment Agreement"). A copy of the Employment Agreement is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Term: The Agreement is effective on February 1, 2012 and ends on December 31, 2014 and may be renewed on mutually agreed terms.

Salary: Ms. Lee's annual salary will be $300,000.

Annual Incentive: Ms. Lee will be eligible to receive an annual cash incentive payable for the achievement of performance goals established by the Company's compensation committee. Ms. Lee's target bonus will be 45% of her annual base salary.

Restricted Stock: An award of 60,000 restricted shares of common stock was granted to Ms. Lee on February 1, 2012. Such restricted stock grant was granted under and subject to the terms, definitions and provisions of the Plan. Ms. Lee's restricted stock grant will vest in equal quarterly installments of five thousand (5,000) shares each, with the initial installment becoming vested on March 31, 2012, such that the entire sixty thousand (60,000) shares are one hundred percent (100%) vested on December 31, 2014. Except as provided in the Employment Agreement, the Restricted Stock will be subject to the Company’s standard terms and conditions for restricted share grants under the Plan.

Employee Benefits: Ms. Lee is eligible to participate in all benefit programs available to the Company’s executive officers.

Change in Control Vesting Acceleration: Upon a Change in Control (as such term is defined in the Plan), all of Ms. Lee’s then outstanding awards relating to the Company’s common stock (whether stock options, stock appreciation rights, shares of restricted stock, restricted stock units, or otherwise) (collectively, "Equity Awards") will fully vest.

Severance: Ms. Lee is eligible to receive severance benefits in the event of certain terminations of her employment. If a termination of employment (including the Executive’s resignation) occurs during the period that is either three (3) months prior to or within twelve (12) months after a Change in Control, for purposes of the Employment Agreement it will be considered "in connection with a Change in Control."

In the event that the Company terminates Ms. Lee without Cause (as such term is defined in the Employment Agreement), or Ms. Lee resigns for Good Reason (as such term is defined in the Employment Agreement), not in connection with a Change in Control, Ms. Lee will receive (i) severance payments in equal monthly installments (less applicable withholding taxes) for a period of twelve (12) months (ii) if the date of termination occurs on or after July 1, Ms. Lee will also be entitled to receive a pro-rata bonus for the year, based on good faith estimations of the achievement of performance goals on the date of termination, and (iii) if Ms. Lee elects continuation coverage pursuant to COBRA, and provided that Ms. Lee constitutes a qualified beneficiary under the Internal Revenue Code of 1986, as amended (the "Code"), the Company will reimburse Ms. Lee for the same level of health coverage and benefits as in effect for Ms. Lee on the day immediately preceding the date of termination until the earlier of (A) twelve (12) months following the date of Ms. Lee’s termination or resignation, or (B) the date upon which Ms. Lee and her eligible dependents become covered under similar plans.

In the event that the Company terminates Ms. Lee without Cause (as such term is defined in the Employment Agreement), or Ms. Lee resigns for Good Reason (as such term is defined in the Employment Agreement), in connection with a Change in Control, Ms. Lee will receive (i) severance payments in equal monthly installments (less applicable withholding taxes) for a period of eighteen (18) months (ii) an amount equal to her full target bonus for the year, assuming full attainment of all performance goals, such bonus to be paid on the date of termination, and (iii) if Ms. Lee elects continuation coverage pursuant to COBRA, and provided that Ms. Lee constitutes a qualified beneficiary under the Internal Revenue Code of 1986, as amended (the "Code"), the Company will reimburse Ms. Lee for the same level of health coverage and benefits as in effect for Ms. Lee on the day immediately preceding the date of termination until the earlier of (A) eighteen (18) months following the date of Ms. Lee’s termination or resignation, or (B) the date upon which Ms. Lee and her eligible dependents become covered under similar plans

The monthly severance payments that Ms. Lee would be entitled to receive pursuant to her Employment Agreement upon such a termination or resignation would be equal to one year of base salary if not in connection with a Change in Control and 18 months base salary if in connection with a Change in Control. The severance payments and other benefits to which Ms. Lee may become entitled to pursuant to her Employment Agreement will be subject to the following: (i) Ms. Lee signing (and not subsequently revoking) a release of claims agreement; (ii) Ms. Lee agreeing to non-compete, non-solicit and non-disparagement provisions that would be in effect during the period in which Ms. Lee receives severance payments; and (iii) Ms. Lee’s continued compliance with the Company’s standard form of confidential information and intellectual property agreement.

Excise Tax: In the event that the severance payments and other benefits payable to Ms. Lee constitute "parachute payments" under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Ms. Lee’s severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Ms. Lee on an after-tax basis of the greatest amount of benefits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Channel Holdings, Inc.

February 1, 2012	By:	Thomas E. Hornish

Name: Thomas E. Hornish
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Outdoor Channel Holdings, Inc. News Release issued February 1, 2012
99.2	Outdoor Channel Holdings, Inc. News Release issued February 1, 2012
99.3	Employment Agreement with Catherine C. Lee dated February 1, 2012